Converted Organics To Restate Previously Issued
Financial Statements

BOSTON, Oct 19, 2011 (GlobeNewswire) — Converted Organics Inc. (OTCBB: COIN.OB) announced today that its board of directors has concluded that, upon the recommendation of management after consulting with its independent auditors, the Company’s financial statements for the year ended December 31, 2010 and for the three months ended March 31, 2011 and June 30, 2011 should be restated. In addition, the financial statements of TerraSphere Systems, LLC (“TerraSphere”) for the period prior to its acquisition by the Company will be restated. These financial statements should not be relied upon until such time as the related reports on Form 10-K, Form 10-Q and Form 8-K have been amended.

The Company’s financial statements for the year ended December 31, 2010 will be restated to change the preliminary allocation of certain amounts of the Company’s acquisition cost of TerraSphere, which the Company acquired on November 12, 2010. The Company expects to reduce the amount previously assigned to the fair value of TerraSphere’s accounts receivable from its licensees, and to decrease the fair value assigned to the contingent payment for Milestone Two (the collection of $2 million of TerraSphere’s accounts receivable by February 28, 2011). The net effect of these adjustments will result in an increase in the amount assigned to goodwill. In addition, as the result of the reduction in the amount assigned to TerraSphere’s accounts receivable, the bad debt expense related to those receivables which the Company recorded in period from November 12, 2010 to December 31, 2010 will be reduced, resulting in a reduction in the Company’s net loss for the year ended December 31, 2010.

The Company’s financial statements for the three and six months ended June 30, 2011 will be rested to reflect a charge for the impairment of the goodwill related to the TerraSphere acquisition. In addition, the financial statements for the three months ended March 31, 2011 and June 30, 2011 will be revised to reflect the effects of the changes to the Company’s 2010 financial statements as described above.

The financial statements for TerraSphere for the nine months ended September 30, 2010, included in a Form 8-K/A filed on November 15, 2010 will be restated to correct TerraSphere’s revenue recognition policy for license fees. The restatement will reduce TerraSphere license fee revenue and net income for the nine months ended September 30, 2010 and will also reduce the related accounts receivable from licensees. In addition, the pro forma financial statements included in that filing will be revised to reflect the change in the license fee revenue accounting, and also the allocation of the acquisition costs as described above.

The amounts by which each of the financial statements discussed above will be adjusted have not yet been finalized. The Company will file the restated financial statements as soon as it is practical to do so.

Edward Gildea, President of Converted Organics, comments “We continue to believe in the TerraSphere business. We are considering a broad range of options to help us develop the TerraSphere business model to bring value to Converted Organics’ shareholders, and believe the restatement of our financial statements should not interfere with these efforts.”

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About Converted Organics
Converted Organics’ (OTCBB: COIN) mission is to promote, develop and operate profitable innovative clean technologies that contribute to the improvement of our environment by use of sustainable business practices and the judicious use of natural resources. Converted Organics Inc. is currently composed of three primary lines of business at the intersection of Agriculture, Water and Waste Recycling. Each business contributes to our mission and uses sustainable business practices that protect and value the environment. The three lines of business are Organic Fertilizer (Converted Organics), Vertical Farming (TerraSphere Systems - www.terraspheresystems.com), and Industrial Wastewater Treatment (Industrial Wastewater Resources).

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This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. Forward-looking statements include, the TerraSphere transaction being in the long-term interest of the Company and that TerraSphere make significant contributions to the combined company going forward. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in the “Risk Factors” section in the Company’s most recently filed annual report on Form 10-K, as updated in the Company’s quarterly reports on Form 10-Q filed since the annual report, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

COIN-G
SOURCE: Converted Organics Inc.
Converted Organics Inc.
investor@convertedorganics.com
617-624-0111